RULE 424(b)(3)
FORM F-6 #:  333-13066

THE COMPANY HAS CHANGED
ITS NAME FROM UNITED
HEAVY MACHINERY TO OAO
OMZ



AMERICAN DEPOSITARY SHARES
(Each American Depositary Share represents one Share)

IT IS EXPECTED THAT SHARES
DEPOSITED HEREUNDER WILL BE
REGISTERED ON THE SHARE
REGISTER MAINTAINED BY THE
RUSSIAN SHARE REGISTRAR OF
UNITED HEAVY MACHINERY
URALMASH-IZHORA GROUP
(FORMERLY KNOWN AS URALMASH
ZAVODY) IN THE NAME OF THE
BANK OF NEW YORK AS DEPOSITARY
OR ITS NOMINEE OR OF THE
CUSTODIANS OR ITS NOMINEE.
OWNERS AND BENEFICIAL OWNERS
SHOULD BE AWARE, HOWEVER,
THAT RUSSIAS SYSTEM OF SHARE
REGISTRATION AND CUSTODY
CREATES CERTAIN RISKS OF LOSS
THAT ARE NOT NORMALLY
ASSOCIATED WITH INVESTMENTS IN
THE UNITED STATES SECURITIES
MARKETS. THE DEPOSITARY WILL
NOT BE LIABLE FOR THE
UNAVAILABILITY OF SHARES, OR
FOR THE FAILURE TO MAKE ANY
DISTRIBUTION OF CASH OR
PROPERTY WITH RESPECT THERETO
AS A RESULT OF SUCH
UNAVAILABILITY.
THE DEPOSITARY HAS BEEN
ADVISED BY RUSSIAN COUNSEL
THAT COURTS IN THE RUSSIAN
FEDERATION WILL NOT RECOGNIZE
OR ENFORCE JUDGMENTS OBTAINED
IN THE FEDERAL COURTS OF THE
UNITED STATES OF AMERICA OR THE
COURTS OF THE STATE OF NEW
YORK.
THE BANK OF NEW YORK AMERICAN
DEPOSITARY RECEIPT FOR COMMON
SHARES, PAR VALUE TEN KOPEKS
EACH OF UNITED HEAVY
MACHINERY URALMASH-IZHORA
GROUP (FORMERLY KNOWN AS
URALMASH ZAVODY)
(INCORPORATED UNDER THE LAWS
OF THE RUSSIAN FEDERATION)
The Bank of New York as depositary
(hereinafter called the Depositary), hereby
certifies that ________________,  or
registered assigns IS THE OWNER OF
_____________________
AMERICAN DEPOSITARY SHARES
representing deposited common shares in
registered form, par value ten kopeks, as redenominated, unless otherwise indicated, by the Central Bank of Russia as of January
1, 2001 (herein called Shares) of United
Heavy Machinery Uralmash-Izhora Group
(formerly known as Uralmash Zavody),
incorporated under the laws of the Russian
Federation (herein called the Company).
The term Depositary shall include The Bank of New York International Nominees, a
New York partnership, as nominee of The
Bank of New York in whose name Shares
are registered pursuant to the Deposit
Agreement (as such term is hereinafter
defined).  At the date hereof, each American
Depositary Share represents one Share
deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) at the Moscow, Russian
Federation, office of ING Bank (Eurasia)
(herein called the Custodians). The
Depositarys Corporate Trust Office is
located at a different address than its
principal executive office.
Its Corporate Trust Office is located at 101
Barclay Street, New York, New York
10286, and its principal executive office is located at 48 Wall Street, New York, New
York 10286.
THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS 101
BARCLAY STREET, NEW YORK, NEW
YORK 10286
8. THE DEPOSIT AGREEMENT
This American Depositary Receipt is one of an issue (herein called Receipts), all issued and to be issued upon the terms and conditions set forth in the deposit agreement, dated as of _____________
(herein called the Deposit Agreement), by and among the Company, the Depositary, and all Owners and Beneficial Owners from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof. The
Deposit Agreement sets forth the rights of Owners and Beneficial Owners of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called
Deposited Securities).  Copies of the
Deposit Agreement are on file at the
Depositarys Corporate Trust Office in New
York City and at the office of the Custodian.
The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made.
Capitalized terms defined in the Deposit
Agreement and not defined herein shall have the meanings set forth in the Deposit
Agreement.
9. SURRENDER OF RECEIPTS AND
WITHDRAWAL OF SHARES
Upon surrender at the Corporate Trust
Office of the Depositary of this Receipt accompanied by such documents as the Depositary may require (including a purchase/sale contract relating to the transfer of the Shares), and upon payment of the fee of the Depositary provided in this Receipt, and subject to the terms and conditions of the Deposit Agreement, the Owner hereof is entitled to delivery, to him or upon his order, of the Deposited Securities at the time represented by the American Depositary
Shares for which this Receipt is issued.
Delivery of such Deposited Securities may be made by the delivery of (a) certificates or other documents evidencing title (including extracts from the Share Register) in the name of the Owner hereof or as ordered by him or properly endorsed or accompanied by proper instruments of transfer and (b) any other securities, property and cash to which such Owner is then entitled in respect of this Receipt. The Depositary shall direct the Custodians or their agents to cause the transfer and recordation by the Russian
Share Registrar on the Share Register of the Shares being withdrawn in the name of such Owner or as directed by him as above provided, and the Company shall ensure that such transfer and recordation is effected within 72 hours of the Russian Share
Registrars receipt of such documentation as may be required by applicable law and the reasonable and customary regulations of the Russian Share Registrar. Upon such transfer and recordation, the Custodians shall deliver at the Moscow, Russian Federation, office of the Custodian, subject to Sections 2.6,
3.1 and 3.2 and to the other terms and
conditions of the Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, documents evidencing title (including extracts from the Share Register) for the amount of Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, except that, if and to the extent practicable, the Depositary may make delivery to such person or persons at the Corporate Trust Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary. At the request, risk and expense of any Owner so surrendering this Receipt, and for the account of such Owner, the Depositary shall direct the Custodians to forward any cash or other property (other than rights) comprising, and forward a certificate or certificates and other proper documents evidencing title for (as described above), the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt to the Depositary for delivery at the Corporate Trust Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Owner, by cable, telex or facsimile transmission.
10. TRANSFERS, SPLIT-UPS, AND
COMBINATIONS OF RECEIPTS
The transfer of this Receipt is registrable without unreasonable delay on the books of the Depositary at its Corporate Trust Office by the Owner hereof in person or by a duly authorized attorney, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable transfer taxes and the expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose. This
Receipt may be split into other such
Receipts, or may be combined with other
such Receipts into one Receipt, evidencing the same aggregate number of American
Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, the
Custodians, or Registrar may require
payment from the depositor of the Shares or the presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto
(including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees and expenses as provided in this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such reasonable regulations as the Depositary may establish consistent with the provisions of the Deposit
Agreement or this Receipt, including,
without limitation, this Article 3.
The delivery of Receipts against deposit of Shares generally or against deposit of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement or this Receipt, or for any other reason, subject to the provisions of the following sentence. Notwithstanding anything to the contrary in the Deposit
Agreement or this Receipt, the surrender of outstanding Receipts and withdrawal of
Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.
Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares. The Depositary will comply with written instructions of the Company that the Depositary shall not accept for deposit under the Deposit Agreement any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Companys compliance with the securities laws in the United States.
11. LIABILITY OF OWNER OR
BENEFICIAL OWNERS FOR TAXES
If any tax or other governmental charge
shall become payable with respect to any Receipt or any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the Owner or Beneficial Owner hereof to the Depositary, and such Owner or Beneficial
Owner shall be deemed liable therefor. In addition to any other remedies available to it, the Depositary may refuse to effect any transfer of this Receipt or any withdrawal of Deposited Securities represented by
American Depositary Shares evidenced by
such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner or Beneficial Owner hereof any part or all of the Deposited Securities represented by the American Depositary
Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner or Beneficial Owner hereof shall remain liable for any deficiency. The obligations of Owners and Beneficial
Owners of Receipts under this Article 4
shall survive any transfer of Receipts
pursuant to Section 2.4 of the Deposit
Agreement, any surrender of Receipts and withdrawal of Deposited Securities pursuant to Section 2.5 of the Deposit Agreement, or the termination of the Deposit Agreement pursuant to Section 6.2 of the Deposit
Agreement.
12. WARRANTIES ON DEPOSIT OF
SHARES
Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, fully paid, non-assessable, and free of any preemptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent that such Shares and the Receipts evidencing American Depositary
Shares representing such Shares would not be Restricted Securities. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.
13. FILING PROOFS, CERTIFICATES,
AND OTHER INFORMATION
Any person presenting Shares for deposit or any Owner or Beneficial Owner of a Receipt may be required from time to time to file with the Depositary or the Custodians such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the Russian Share Registrar to execute such certificates and to make such representations and warranties, as the Depositary, or the Company, upon written notice to the Depositary, may deem necessary or proper.
The Depositary may, and at the reasonable written request of the Company shall, withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made. No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by any governmental body in the Russian
Federation which is then performing the
function of the regulation of currency
exchange.
14. CHARGES OF DEPOSITARY
The Company agrees to pay the fees,
reasonable expenses and out-of-pocket
charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time. The Depositary shall present detailed statements for such charges and expenses to the Company once every three
(3) months. The charges and expenses of the Custodians are for the sole account of the Depositary.
The following charges shall be incurred by any party depositing or withdrawing Shares, by any Owner of Receipts or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.3 of the Deposit Agreement), whichever applicable:
(1) taxes and other governmental charges,
(2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share
Register of the Company maintained by the Russian Share Registrar and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodians or its nominee on the making of deposits or withdrawals under the terms of the Deposit
Agreement, (3) such cable, telex and
facsimile transmission expenses as are
expressly provided in the Deposit
Agreement, (4) such expenses as are
incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.5 of the Deposit Agreement, (5) a fee of $5.0 or less per 100 American Depositary Shares
(or portion thereof) for the execution and delivery of Receipts pursuant to Sections
2.3, 4.3 or 4.4, of the Deposit Agreement and the surrender of Receipts pursuant to Sections 2.5 or 6.2 of the Deposit
Agreement, (6) a fee of $.2 or less per
American Depositary Share (or portion
thereof) for any cash distribution made
pursuant to the Deposit Agreement
including but not limited to Sections 4.1 through 4.4, (7) a fee for the distribution of securities pursuant to Section 4.2 of the Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause (7) treating all such securities as if they were Shares), but which securities are instead distributed by the Depositary to Owners and
(8) any other charge payable by the
Depositary, any of the Depositarys agents, including the Custodians, or the agents of the Depositarys agents in connection with the servicing of Shares or other Deposited
Securities (which charge shall be assessed against Owners of record as of the date or dates set by the Depositary in accordance with Section 4.6 and shall be collected at the sole discretion of the Depositary by billing such Owners for such charge or by deducting such charge from one or more cash dividends or other cash distributions).
The Depositary, subject to Article 8 hereof, may own and deal, in accordance with applicable law, in any class of securities of the Company and its affiliates and in Receipts.
15. PRE-RELEASE OF RECEIPTS
The Depositary may issue Receipts against rights to receive Shares from the Company.
No such issue of Receipts will be deemed a Pre-Release subject to the restrictions of the following paragraph.
Unless requested by the Company to cease doing so, notwithstanding Section 2.3 of the Deposit Agreement, the Depositary may execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.2 of the Deposit Agreement (a Pre-Release). The
Depositary may, pursuant to Section 2.5 of the Deposit Agreement, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released. The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release. Each Pre-
Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts are to be delivered (the Pre-Releasee) that the Pre-
Releasee, or its customer, (i) owns the
Shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial rights, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners, and (iii) will not take any action with respect to such Shares or Receipts, as the case may be, that is inconsistent with such transfer of beneficial ownership
(including, without the consent of the
Depositary, disposing of such Shares or
Receipts, as the case may be) other than in satisfaction of such Pre-Release, (b) at all times fully collateralized with cash, U.S.
government securities or such other
collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security,
(c) terminable by the Depositary on not
more than five (5) Business Days notice, and
(d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of Shares not deposited but represented by American
Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited under the Deposit Agreement;
provided, however, that the Depositary
reserves the right to change or disregard such limit from time to time as it deems appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application. The
Depositary will also set Dollar limits with respect to Pre-Release transactions to be entered into under the Deposit Agreement with any particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate. For purposes of enabling the Depositary to fulfill its obligations to the Owners under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasees obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasees obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities under the Deposit Agreement).
The Depositary may retain for its own
account any compensation received by it in connection with the foregoing.
The Company shall have no liability to any Owner with respect to any representations, actions or omissions by the Depositary, any holder of Receipts, or any Owner or any of their respective agents pursuant to Section
2.9 of the Deposit Agreement and this
Article 8.
16. TITLE TO RECEIPTS
It is a condition of this Receipt and every successive Owner or Beneficial Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York, provided, however, that the Depositary and the Company, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute Owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement or for all other purposes and neither the Depositary nor the Company will have any obligation or be subject to any liability under the Deposit
Agreement to any holder of a Receipt,
unless such holder is the Owner thereof.

17. VALIDITY OF RECEIPT
This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary;
provided, however, that such
- 6
signature may be a facsimile if a Registrar for the Receipts shall have been appointed and such Receipts are countersigned by the manual signature of a duly authorized officer of the Registrar.
18. REPORTS; INSPECTION OF
TRANSFER BOOKS
The Company currently furnishes the
Securities and Exchange Commission
(hereinafter called the Commission) with certain public reports and documents required by foreign law or otherwise under Rule 12g3-2(b) under the Securities
Exchange Act of 1934.  Such reports and
documents will be available for inspection and copying by Owners and Beneficial
Owners at the public reference facilities maintained by the Commission located at 450 Fifth Street, N.W., Washington, D.C.
20549.
The Depositary will make available for
inspection by Owners of Receipts at its
Corporate Trust Office any reports and
communications, including any proxy
soliciting material, received from the
Company which are both (a) received by the Depositary as the holder of the Deposited
Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary will also send to Owners (i) copies of such reports when furnished by the Company pursuant to
Section 5.6 of the Deposit Agreement, (ii) copies of any written communications provided to the Depositary by the Russian
Share Registrar pursuant to Section
5.13(b)(v) of the Deposit Agreement, and
(iii) copies of any notices given or required to be given by the Depositary pursuant to
Section 5.13(d) of the Deposit Agreement.
Any such reports and communications,
including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English to the extent such materials are required to be translated into English pursuant to any regulations of the Commission.
The Depositary will keep books, at its
Corporate Trust Office, for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners of Receipts provided that such inspection shall not be for the purpose of communicating with Owners of Receipts in the interest of a business or object other than the business of the Company, including without limitation a matter related to the Deposit Agreement or the Receipts.
19. DIVIDENDS AND DISTRIBUTIONS
As promptly as practicable after the
Depositary receives any cash dividend or other cash distribution on any Deposited
Securities, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into Dollars transferable to the United
States, and subject to the Deposit
Agreement, convert such dividend or
distribution into Dollars and, after fixing a record date in respect thereof pursuant to
Section 4.6 of the Deposit Agreement, shall, as promptly as practicable, distribute the amount thus received (net of the fees and expenses of the Depositary as provided in
Article 7 hereof and Section 5.9 of the
Deposit Agreement) to the Owners of
Receipts entitled thereto; provided, however, that in the event that the Company or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited
Securities an amount on account of taxes, the amount distributed to the Owners of the Receipts evidencing American Depositary
Shares representing such Deposited
Securities shall be reduced accordingly.
Subject to the provisions of Sections 4.11 and 5.9 of the Deposit Agreement, whenever the Depositary receives any distribution other than a distribution described in Sections 4.1, 4.3 or 4.4 of the Deposit
Agreement, the Depositary shall, as
promptly as practicable, cause the securities or property received by it to be distributed to the Owners of Receipts entitled thereto, in any manner that the Depositary may reasonably deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason the Depositary reasonably deems such distribution not to be feasible, the Depositary may, after consultation with the Company to the extent practicable, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.9 of the Deposit Agreement) shall be distributed by the Depositary to the Owners of Receipts entitled thereto all in the manner and subject to the conditions described in
Section 4.1 of the Deposit Agreement;
provided, however, that no distribution to Owners pursuant to Section 4.2 of the Deposit Agreement shall be unreasonably delayed by any action of the Depositary or any of its agents.
If any distribution consists of a dividend in, or free distribution of, Shares, the Depositary may and shall if the Company shall so request, distribute, as promptly as practicable, to the Owners of outstanding
Receipts entitled thereto, additional Receipts evidencing an aggregate number of
American Depositary Shares representing
the amount of Shares received as such
dividend or free distribution subject to the terms and conditions of the Deposit
Agreement with respect to the deposit of Shares and the issuance of American
Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section
4.11 of the Deposit Agreement and the
payment of the fees and expenses of the
Depositary as provided in Article 7 hereof and Section 5.9 of the Deposit Agreement.
In lieu of delivering Receipts for fractional
American Depositary Shares in any such
case, the Depositary will sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.1 of the Deposit
Agreement provided, however, that no
distribution to Owners pursuant to Section
4.3 of the Deposit Agreement shall be
unreasonably delayed by any action of the Depositary of any action of its agents. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional
Shares distributed upon the Deposited
Securities represented thereby.
In the event that the Depositary determines that any distribution in property (including
Shares and rights to subscribe therefor) or any deposit of Shares, transfer of Receipts or withdrawal of Deposited Securities under the Deposit Agreement is subject to any tax or other governmental charge which the Depositary determines, in its absolute discretion, it is, or may be, obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners of Receipts entitled thereto. The
Depositary will forward to the Company
such information from its records as the Company may request to enable the Company to file necessary reports with governmental authorities or agencies, and either the Company or the Depositary may file any such reports necessary to obtain benefits under any applicable tax treaties for Owners.
20. RIGHTS
In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company to the extent practicable, shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines that it is lawful and feasible to make such rights available to all or certain Owners but not to other Owners, the Depositary may, and at the request of the Company shall, distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.
In circumstances in which rights would
otherwise not be distributed, if an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American
Depositary Shares of such Owner hereunder, the Depositary will promptly make such rights available to such Owner upon written notice from the Company to the Depositary that


(a) the Company has elected in its sole
discretion to permit such rights to be
exercised and

(b) such Owner has executed such
documents as the Company has determined
in its sole discretion are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain
Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to
Section 2.2 of the Deposit Agreement, and shall, pursuant to Section 2.3 of the Deposit
Agreement, execute and deliver Receipts to such Owner. In the case of a distribution pursuant to the second paragraph of this
Article 13, such Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.
If the Depositary determines, after
consultation with the Company to the extent practicable that it is not lawful and feasible to make such rights available to all or certain
Owners, it may, and at the request of the Company shall, use its best efforts that are reasonable under the circumstances to sell the rights, warrants or other instruments in proportion to the number of American
Depositary Shares held by the Owners to
whom it has determined it may not lawfully or feasibly make such rights available, and shall allocate the net proceeds of such sales
(net of the fees and expenses of the
Depositary as provided in Section 5.9 of the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise. Such proceeds shall be distributed as promptly as practicable in accordance with Section 4.1 of the Deposit
Agreement.
The Depositary will not offer rights to
Owners unless both the rights and the
securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to all Owners or are registered under the provisions of such Act; provided, that nothing in the Deposit Agreement or this Receipt shall create any obligation on the part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective. If an Owner of Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.
The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.
21. CONVERSION OF FOREIGN
CURRENCY
Whenever the Depositary or the Custodians shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, into the Depositarys foreign investment account in the Russian
Federation, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, as promptly as practicable, by sale or in any other manner that it may determine in accordance with applicable law, such foreign currency into Dollars, and such Dollars shall be distributed as promptly as practicable to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in
Section 5.9 of the Deposit Agreement.
If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file, as practicable, such application for approval or license, however, the Depositary shall be entitled to rely on local Russian counsel in such matters, which counsel shall be instructed to act as promptly as practicable.
If at any time any foreign currency received by the Depositary or the Custodians is not, pursuant to applicable law, convertible into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary cannot promptly be obtained, or if any such approval or license is not obtained the Depositary shall, (a) as to that portion of the foreign currency that is convertible into Dollars, make such conversion and if permitted by applicable law, transfer such Dollars to the United
States for distribution in accordance with the first paragraph of Section 4.5 of the Deposit
Agreement and of this Article 14 and (b) as to the nonconvertible balance, if any, (i) if requested in writing by an Owner distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to such Owner and (ii) if not so requested by the Owner hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.
If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.
22. RECORD DATES
The Depositary shall fix a record date

(a) 	for the determination of the Owners
who shall be

(i) 	entitled to receive a dividend,
rights or other distribution or the net
proceeds of the sale thereof,

(ii) 	entitled to give instructions for the
exercise of voting rights at any meeting of holders of Shares or other Deposited Securities,

(iii) 	obligated to pay any charge pursuant to
Section 5.9(8) of the Deposit Agreement,

(iv) 	entitled or obligated, as the case may
be, to act in respect of any other matter in connection with which the Depositary shall find it necessary or convenient to set a record date, and/or

(b) for the determination of the date on or after which each American Depositary Share will represent a different number of Shares pursuant to Section 4.8 of the Deposit
Agreement.

23. VOTING OF DEPOSITED
SECURITIES
Upon receipt of notice of any meeting of
holders of Shares or other Deposited
Securities, if requested in writing by the
Company, the Depositary shall, as soon as
practicable thereafter, mail to the Owners of
Receipts a notice which shall contain (a)
such information as is contained in such
notice of meeting received by the Depositary
from the Company (or if requested by the
Company, a summary of such information
provided by the Company), (b) a statement
that the Owners of Receipts as of the close
of business on a specified record date will be
entitled, subject to any applicable provision
of law and of the charter of the Company, to
instruct the Depositary as to the exercise of
the voting rights, if any, pertaining to the
amount of Shares or other Deposited
Securities represented by their respective
American Depositary Shares and (c) a
statement as to the manner in which such
instructions may be given including an
express indication that instructions may be
given or deemed given in accordance with
the penultimate sentence of this paragraph if
no instruction is received to the Depositary
to give a discretionary proxy to a person
designated by the Company. Upon the
written request of an Owner of a Receipt on
such record date, received on or before the
date established by the Depositary for such
purpose, the Depositary shall endeavor
insofar as practicable to vote or cause to be
voted the amount of Shares or other
Deposited Securities represented by such
American Depositary Shares evidenced by
such Receipt in accordance with the
instructions set forth in such request. The
Depositary shall not vote or attempt to
exercise the right to vote that attaches to the
Shares or other Deposited Securities, other
than in accordance with such instructions. If
no instructions are received by the
Depositary from any Owner with respect to
any of the Deposited Securities represented
by the American Depositary Shares
evidenced by such Owners Receipts on or
before the date established by the Depositary
for such purpose, the Depositary shall deem
such Owner to have instructed the
Depositary to give a discretionary proxy to a
person designated by the Company with
respect to such Deposited Securities and the
Depositary shall give a discretionary proxy
to a person designated by the Company to
vote such Deposited Securities, provided
that no such instruction shall be deemed
given and no such discretionary proxy shall
be given with respect to any matter as to
which the Company informs the Depositary
(and the Company agrees to provide such
information as promptly as practicable in
writing) that (x) the Company does not
wish to proxy given (y) substantial
opposition exists or (z) such matter
materially and adversely affects the rights of
holders of Shares. The Depositary shall if
requested by the Company deliver, at least
two (2) Business Days prior to the date of
such meeting, to the Company, to the
attention of its Secretary, copies of all
instructions received from Owners in
accordance with which the Depositary will
vote, or cause to be voted, the Deposited
Securities represented by the American
Depositary Shares evidenced by such
Receipts at such meeting.  Delivery of
instructions will be made at the expense of
the Company (unless otherwise agreed in
writing by the Company and the Depositary)
provided that payment of such expense shall
not he a condition precedent to the
obligations of the Depositary under this
Section.
24. CHANGES AFFECTING DEPOSITED
SECURITIES
In circumstances where the provisions of
Section 4.3 of the Deposit Agreement do not
apply, upon any change in nominal value,
change in par value, split-up, consolidation,
or any other reclassification of Deposited
Securities, or upon any recapitalization,
reorganization, merger or consolidation, or
sale of assets affecting the Company or to
which it is a party, any securities which shall
be received by the Depositary or a
Custodian in exchange for or in conversion
of or in respect of Deposited Securities shall
be treated as new Deposited Securities under
the Deposit Agreement, and American
Depositary Shares shall thenceforth
represent, in addition to the existing
Deposited Securities, the new Deposited
Securities so received in exchange or
conversion, unless additional Receipts are
delivered pursuant to the following sentence.
In any such case the Depositary may, in its
reasonable discretion, after consultation with
the Company to the extent practicable, and
shall if the Company shall so request,
execute and deliver additional Receipts as in
the case of a dividend in Shares, or call for
the surrender of outstanding Receipts to be
exchanged for new Receipts specifically
describing such new Deposited Securities.
25. LIABILITY OF THE COMPANY AND
DEPOSITARY
Neither the Depositary nor the Company nor
any of their respective directors, employees,
agents or affiliates shall incur any liability to
any Owner or Beneficial Owner of any
Receipt, if by reason of any provision of (a)
any present or future law or regulation of the
United States, the Russian Federation or any
other country, or of any other governmental
or regulatory authority or stock exchange, or
by reason of any act of God or war or other
circumstances beyond its control, or (b) in
the case of the Depositary only, (i) any act
or failure to act of the Company or its
agents, including the Russian Share
Registrar, or their respective directors,
employees, agents or affiliates, (ii) any
provision, present or future, of the charter of
the Company or any other instrument of the
Company governing the Deposited
Securities or (iii) any provision of any
securities issued or distributed by the
Company, or any offering or distribution
thereof, the Depositary or the Company
shall be prevented, delayed or forbidden
from or be subject to any civil or criminal
penalty on account of doing or performing
any act or thing which by the terms of the
Deposit Agreement it is provided shall be
done or performed (including, in the case of
the Depositary, delivery of any Deposited
Securities or distribution of cash or property
in respect thereof pursuant to Articles 12
and 13 hereof); nor shall the Depositary or
the Company or any of their respective
directors, employees, agents or affiliates
incur any liability to any Owner or
Beneficial Owner of a Receipt by reason of
any nonperformance or delay, caused as
aforesaid, in the performance of any act or
thing which by the terms of the Deposit
Agreement it is provided shall or may be
done or performed, or by reason of any
exercise of, or failure to exercise, any
discretion provided for in the Deposit
Agreement. where, by the terms of a
distribution pursuant to Sections 4.1, 4.2 or
4.3 of the Deposit Agreement, or an offering
or distribution pursuant to Section 4.4 of the
Deposit Agreement, the Depositary is
prevented or prohibited from making such
distribution or offering available to Owners,
and the Depositary is prevented or
prohibited from disposing of such
distribution or offering on behalf of such
Owners and making the net
proceeds available to such Owners, then the
Depositary, after consultation with the
Company to the extent practicable, shall not
make such distribution or offering, and shall
allow any rights, if applicable, to lapse.
Neither the Company nor the Depositary
assumes any obligation or shall be subject to
any liability under the Deposit Agreement to
Owners or Beneficial Owners, except that
(i) the Company agrees to perform its
obligations specifically set forth in the
Deposit Agreement and (ii) the Depositary
agrees to perform its obligations specifically
set forth in the Deposit Agreement without
negligence or bad faith.  The Depositary
shall not be subject to any liability with
respect to the validity or worth of the
Deposited Securities.  Neither the
Depositary nor the Company shall be under
any obligation to appear in, prosecute or
defend any action, suit, or other proceeding
in respect of any Deposited Securities or in
respect of the Receipts, which in its opinion
may involve it in expense or liability, unless
indemnity satisfactory to it against all
expense and liability shall be furnished as
often as may be required, and the Custodians
shall not be under any obligation whatsoever
with respect to such proceedings, the
responsibility of the Custodians being solely
to the Depositary.  Neither the Depositary
nor the Company shall be liable for any
action or inaction by it in reliance upon the
advice of or information from legal counsel,
accountants, any person presenting Shares
for deposit, any Owner or Beneficial Owner,
or any other person believed by it in good
faith to be competent to give such advice or
information; provided, however, that in the
case of the Company, advice of or
information from legal counsel is from
recognized U.S. counsel for U.S. legal
issues, recognized Russian counsel for
Russian legal issues and recognized counsel
of any other jurisdiction for legal issues with
respect to that jurisdiction.  The Depositary
shall not be responsible for any failure to
carry out any instructions to vote any of the
Deposited Securities, or for the manner in
which any such vote is cast or the effect of
any such vote, provided that any such action
or inaction is in good faith. The Depositary
shall not be liable for any acts or omissions
made by a successor depositary whether in
connection with a previous act or omission
of the Depositary or in connection with a
matter arising wholly after the removal or
resignation of the Depositary, provided that
in connection with the issue out of which
such potential liability arises, the Depositary
performed its obligations without negligence
or bad faith while it acted as Depositary.
The Depositary shall not be liable to the
Company, any Owner or Beneficial Owner
or any other person for the unavailability of
Deposited Securities or for the failure to
make any distribution of cash or property
with respect thereto as a result of (i) any act
or failure to act of the Company or its
agents, including the Russian Share
Registrar, or their respective directors,
employees, agents or affiliates, (ii) any
provision of any present or future law or
regulation of the United States, the Russian
Federation or any other country, (iii) any
provision of any present or future regulation
of any governmental or regulatory authority
or stock exchange, (iv) any provision of any
present or future charter of the Company or
any other instrument of the Company
governing the Deposited Securities, (v) any
provision of any securities issued or
distributed by the Company, or any offering
or distribution thereof, or (vi) any act of God
or war or other circumstance beyond its
control. The Company agrees to indemnify
the Depositary, any Custodian, and their
respective directors, employees, agents and
affiliates and any Custodian against, and
hold each of them harmless from, any
liability or expense (including, but not
limited to, the reasonable fees and expenses
of counsel) which may arise out of (a) any
registration with the Commission of
Receipts, American Depositary Shares or
Deposited Securities or the offer or sale
thereof, or out of acts performed or omitted,
in accordance with the provisions of the
Deposit Agreement and of the Receipts, as
the same may be amended, modified, or
supplemented from time to time, (i) by
either the Depositary or a Custodian or their
respective directors, employees, agents and
affiliates, except for any liability or expense
arising out of the negligence or bad faith of
either of them and except to the extent that
such liability or expense arises out of
information relating to the Depositary or the
Custodians, as applicable, furnished in
writing to the Company by the Depositary or
the Custodians, as applicable, expressly for
use in any registration statement, proxy
statement, prospectus (or placement
memorandum) or preliminary prospectus (or
preliminary placement memorandum)
relating to the Shares, or omissions from
such information, or (ii) by
the Company or any of its directors,
employees, agents and affiliates or (b) the
unavailability of Deposited Securities or the
failure to make any distribution of cash or
property with respect thereto as a result of
(i) any act or failure to act of the Company
or its agents, including the Russian Share
Registrar, or their respective directors,
employees, agents or affiliates, (ii) any
provision of any present or future charter of
the Company or any other instrument of the
Company governing Deposited Securities or
(iii) any provision of any securities issued or
distributed by the Company, or any offering
or distribution thereof.  The indemnities
contained in this paragraph shall not extend
to any liability or expense which may arise
out of any Pre-Release (as defined in
Section 2.9 of the Deposit Agreement) of a
Receipt or Receipts in accordance with
Section 2.9 of the Deposit Agreement and
which would not otherwise have arisen had
such Receipt or Receipts not been the
subject of a Pre-Release pursuant to Section
2.9 of the Deposit Agreement; provided,
however, that the indemnities provided in
the preceding paragraph shall apply to any
liability or expense (i) to the extent that such
liability or expense would have arisen had a
Receipt or Receipts not been the subject of a
Pre-Release, or (ii) which may arise out of
any misstatement or alleged misstatement or
omission or alleged omission in any
registration statement, proxy statement,
prospectus (or placement memorandum), or
preliminary prospectus (or preliminary
placement memorandum) relating to the
offer of sale of American Depositary Shares,
except to the extent any such liability or
expense arises out of (A) information
relating to the Depositary or any Custodian
(other than the Company), as applicable,
furnished in writing and not materially
changed or altered by the Company
expressly for use in any of the foregoing
documents, or, (B) if such information is
provided, the failure to state a material fact
necessary to make the information provided
not misleading.  No disclaimer of liability
under the Securities Act of 1933 is intended
by any provision of the Deposit Agreement.
26. 	RESIGNATION AND REMOVAL OF THE DEPOSITARY;
 APPOINTMENT OF SUCCESSOR CUSTODIANS
The Depositary may at any time resign as
Depositary hereunder by written notice of its
election to do so delivered to the Company,
such resignation to take effect upon the
appointment of a successor depositary and
its acceptance of such appointment as
provided in the Deposit Agreement.  The
Depositary may at any time be removed by
the Company by written notice of such
removal, effective upon the appointment of
a successor depositary and its acceptance of
such appointment as provided in the Deposit
Agreement.  Whenever the Depositary in its
discretion determines that it is in the best
interest of the Owners of Receipts to do so,
it may appoint a substitute or additional
custodian or custodians.
27. 	AMENDMENT
The form of the Receipts and any provisions
of the Deposit Agreement may at any time
and from time to time be amended by
agreement between the Company and the
Depositary without the consent of Owners or
Beneficial Owners in any respect which they
may deem necessary or desirable.  Any
amendment which shall impose or increase
any fees or charges (other than taxes and
other governmental charges, registration
fees and cable, telex or facsimile
transmission costs, delivery costs or other
such expenses), or which shall otherwise
prejudice any substantial existing right of
Owners of Receipts, shall, however, not
become effective as to outstanding Receipts
until the expiration of thirty (30) days after
notice of such amendment shall have been
given to the Owners of outstanding
Receipts.  Every Owner of a Receipt at the
time any amendment so becomes effective
shall be deemed, by continuing to hold such
Receipt, to consent and agree to such
amendment and to be bound by the Deposit
Agreement as amended thereby. In no event
shall any amendment impair the right of the
Owner of any Receipt to surrender such
Receipt and receive therefor the Deposited
Securities represented thereby except in
order to comply with mandatory provisions
of applicable law.
28. TERMINATION OF DEPOSIT
AGREEMENT
The Depositary at any time at the direction
of the Company, shall terminate the Deposit
Agreement by mailing notice of such
termination to the Owners of all Receipts
then outstanding at least thirty (30) days
prior to the date fixed in such notice for such
termination.  The Depositary may likewise
terminate the Deposit Agreement by mailing
notice of such termination to the Company
and the Owners of all Receipts then
outstanding, such termination to be effective
on a date specified in such notice not less
than thirty (30) days after the date thereof, if
at any time thirty (30) days shall have
expired after the Depositary shall have
delivered to the Company a written notice of
its election to resign and a successor
depositary shall not have been appointed and
accepted its appointment as provided in the
Deposit Agreement. On and after the date of
termination, the Owner of a Receipt will,
upon (a) surrender of such Receipt at the
Corporate Trust Office of the Depositary
and (b) payment of any applicable taxes or
governmental charges and the fees and
expenses of the Depositary, including the
fee of the Depositary for the surrender of
Receipts referred to in Article 7 hereof, be
entitled to delivery, to him or upon his order,
of the amount of Deposited Securities
represented by the American Depositary
Shares evidenced by such Receipt in the
manner provided in Section 2.5 of the
Deposit Agreement.  If any Receipts shall
remain outstanding after the date of
termination, the Depositary thereafter shall
discontinue the registration of transfers of
Receipts, shall suspend the distribution of
dividends to the Owners thereof, and shall
not give any further notices or perform any
further acts under the Deposit Agreement,
except that the Depositary shall continue to
collect dividends and other distributions
pertaining to Deposited Securities, shall sell
rights and other property as provided in the
Deposit Agreement, and shall continue to
deliver Deposited Securities, together with
any dividends or other distributions received
with respect thereto and the net proceeds of
the sale of any rights or other property, in
exchange for Receipts surrendered to the
Depositary (after deducting, in each case,
the fee of the Depositary for the surrender of
a Receipt, any expenses for the account of
the Owner of such Receipt in accordance
with the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges).  At any time after
the expiration of one year from the date of
termination, the Depositary may sell the
Deposited Securities then held under the
Deposit Agreement and may thereafter hold
uninvested the net proceeds of any such sale,
together with any other cash then held by it
thereunder, unsegregated and without
liability for interest, for the pro rata benefit
of the Owners of Receipts which have not
theretofore been surrendered, such Owners
thereupon becoming general creditors of the
Depositary with respect to such net
proceeds.  After making such sale, the
Depositary shall be discharged from all
obligations under the Deposit Agreement,
except to account for such net proceeds and
other cash (after deducting, in each case, the
fee of the Depositary for the surrender of a
Receipt, any expenses for the account of the
Owner of such Receipt in accordance with
the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges) and except as
provided in Section 5.8 of the Deposit
Agreement.  Upon the termination of the
Deposit Agreement, the Company shall be
discharged from all obligations under the
Deposit Agreement except for its obligations
to the Depositary with respect to
indemnification, charges, and expenses.
29. ARBITRATION; WAIVER OF
IMMUNITIES
The Deposit Agreement provides that any
controversy, claim or cause of action
brought (i) by any party to the Deposit
Agreement against the Company or (ii) by
the Company against the Depositary, arising
out of or relating to the Shares or other
Deposited Securities, the American
Depositary Shares, the Receipts or the
Deposit Agreement, or the breach thereof,
shall be settled by arbitration in accordance
with the Rules of the London Court of
International Arbitration and judgment upon
the award rendered by the arbitrators may be
entered in any court having jurisdiction
thereof; provided, that in the event of any
third-party litigation to which the
Depositary is a party and to which the
Company may properly be joined, the
Company may be so joined in any court of
competent jurisdiction in which such
litigation is proceeding; and provided further
that any such controversy, claim or cause of
action that relates to or is based upon the
provisions of the Federal securities laws of
the United States or the rules and regulations
promulgated thereunder may, but need not,
be submitted to arbitration as provided in the
Deposit Agreement.  The Deposit
Agreement further provides that any
controversy, claim or cause of action arising
out of or relating to the Shares or other
Deposited Securities, the American
Depositary Shares, the Receipts or the
Deposit Agreement not subject to arbitration
above shall be litigated in the Federal and
state courts in the Borough of Manhattan.
To the extent that the Company or any of its
properties, assets or revenues may have or
hereafter become entitled to, or have
attributed to it, any right of immunity, on the
grounds of sovereignty or otherwise, from
any legal action, suit or proceeding, from the
giving of any relief in any respect thereof,
from setoff or counterclaim, from the
jurisdiction of any court, from service of
process, from attachment upon or prior to
judgment, from attachment in aid of
execution or judgment, or other legal
process or proceeding for the giving of any
relief or for the enforcement of any
judgment, in any jurisdiction in which
proceedings may at any time be
commenced, with respect to its obligations,
liabilities or any other matter under or
arising out of or in connection with the
Shares or Deposited Securities, the
American Depositary Shares, the Receipts or
the Deposit Agreement, the Company, to the
fullest extent permitted by law, hereby
irrevocably and unconditionally waives, and
agrees not to plead or claim, any such
immunity and consents to such relief and
enforcement.
30. 	REGISTRATION OF SHARES;
RUSSIAN SHARE REGISTRAR; SHARE REGISTER

(a) 	The Company has designated and appointed
ZAO Moscovskiy Fondovy Center as its Russian
Share Registrar in respect of the Shares and Deposited Securities. The Company further agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue the designation and appointment of a Russian
Share Registrar in full force and effect for so long as any American Depositary Shares or Receipts remain outstanding or this
Agreement remains in force.

(b) 	The Company has agreed in the Deposit
Agreement that it shall, at any time and from time to time:

(i) 	take any and all action as may be
necessary to assure the accuracy and completeness of all information set forth in the Share Register maintained by the Russian Share Registrar in respect of the Shares or Deposited Securities;

(ii) 	provide or cause the Russian Share
Registrar to provide to the Depositary, the Custodians or their respective agents unrestricted access to the Share Register, in such manner and upon such terms and conditions as the Depositary may, in its sole discretion, deem appropriate, to permit the Depositary, the Custodians or their respective agents to regularly (and in any event not less than monthly) confirm the number of Deposited Securities registered in the name of the Depositary, the Custodians or their respective nominees, as applicable, pursuant to the terms of the Deposit
Agreement and, in connection therewith, to provide the Depositary, the Custodians or their respective agents, upon request, with a duplicate extract from the Share Register duly certified by the Russian Share Registrar
(or some other evidence of verification
which the Depositary, in its sole discretion, deems sufficient);

(iii) 	ensure that the Russian Share Registrar
promptly (and, in the event, within 72 hours after receipt from the Custodians or any of its agents of such documents as may be required by applicable law and the reasonable and customary regulations of the Russian Share Registrar) effects the re-registration of ownership of Deposited
Securities in the Share Register in
connection with any deposit or withdrawal of Shares or Deposited Securities under the Deposit Agreement;

(iv) 	permit and cause the Russian Share Registrar
to permit the Depositary or the Custodians to register any Shares or other Deposited Securities held hereunder in the name of the Depositary, the Custodians or their respective nominees
(which may, but need not be, a nonresident of the Russian Federation); and

(v) 	ensure that the Russian Share Registrar
promptly notifies the Depositary in writing at any time that the Russian Share Registrar (A) eliminates the name of a shareholder of the Company from the Share Register or otherwise alters a shareholders interest in the Companys shares and such shareholder alleges that such elimination or alteration is unlawful; (B) no longer will be able materially to comply with, or has engaged in conduct that indicates it will not materially comply with, the provisions of the Deposit Agreement relating to it (including, without limitation, Section 5.13 thereof); (C) refuses to re-register shares of the Company in the name of a particular purchaser and such purchaser
(or its respective seller) alleges that such refusal is unlawful; (D) holds shares of the Company for its own account; or (E) has materially breached the provisions of the Deposit Agreement relating to it (including, without limitation, Section 5.13 thereof) and has failed to cure such breach within a reasonable time.

(c) 	The Company has agreed in the Deposit
Agreement that it shall be solely liable for any act or failure to act on the part of the Russian Share Registrar and that the Company shall be solely liable for the unavailability of Deposited Securities or for the failure of the Depositary to make any distribution of cash or property with respect thereto as a result of

(i) any act or failure to act of the Company or its agents, including the Russian Share
Registrar, or their respective directors, employees, agents or affiliates, (ii) any provision of any present or future charter of the Company or any other instrument of the Company governing the Deposited
Securities, or (iii) any provision of any securities issued or distributed by the Company, or any offering or distribution thereof.

(d) 	The Depositary has agreed in the Deposit
 Agreement that the Depositary or the Custodians will regularly (and in any event not less than monthly) confirm the number of Deposited Securities registered in the name of the Depositary, the Custodian or their respective nominees, as applicable, pursuant to the terms of the Deposit Agreement. The Company and the
Depositary have agreed in the Deposit
Agreement that, for purposes of the rights and obligations under the Deposit
Agreement and this Receipt of the parties thereto and hereto, the records of the Depositary and the Custodian shall be controlling for all purposes with respect to the number of Shares or other Deposited
Securities which should be registered in the name of the Depositary, the Custodian or their respective nominees, as applicable, pursuant to the terms of the Deposit
Agreement. The Depositary agrees that it will instruct the Custodian to maintain custody of all duplicate share extracts (or other evidence of verification) provided to the Depositary, the Custodian or their respective agents pursuant to the terms of the Deposit Agreement. In the event of any material discrepancy between the records of the Depositary or the Custodians and the Share Register, then, if an officer of the ADR Department of the Depositary has actual knowledge of such discrepancy, the Depositary shall promptly notify the
Company. In

the event of any discrepancy between the records of the Depositary or the Custodians and the Share Register, the Company has agreed that (whether or not it has received any notification from the Depositary) it will
(i) use its best efforts to cause the Russian
Share Registrar to reconcile its records to the records of the Depositary or the Custodians and to make such corrections or revisions in the Share Register as may be necessary in connection therewith, and (ii) to the extent the Company is unable to so cause such records to be so reconciled, promptly instruct the Depositary to notify the Owners of the existence of such discrepancy. Upon receipt of such instruction, the Depositary will promptly give such notification to the Owners pursuant to Section 4.9 of the Deposit
Agreement (it being understood that the
Depositary may at any time give such
notification to the Owners, whether or not it has received instructions from the
Company) and will promptly cease issuing
Receipts pursuant to Section 2.2 of the
Deposit Agreement until such time as, in the opinion of the Depositary, such records have been appropriately reconciled.
31. DISCLOSURE OF INTERESTS
To the extent that provisions of or governing any Deposited Securities (including the
Companys charter or applicable law) may
require the disclosure of beneficial or other ownership of Deposited Securities, other
Shares and other securities to the Company and may provide for blocking transfer and voting or other rights to enforce such disclosure or limit such ownership, the Depositary shall use its best efforts that are reasonable under the circumstances to comply with Company instructions as to Receipts in respect of any such enforcements or limitation, and Owners and Beneficial Owners shall comply with all such disclosure requirements and ownership limitations and shall cooperate with the Depositarys compliance with such Company instructions.